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Exhibit 16
Securities and Exchange Commission


October 27, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:


We have read Item 3 of Form 10-SB dated November 2000, of QRS Music Technologies, Inc. and are in agreement with the statements contained in the paragraph within Item 3 on page 11 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                        /s/ Ernst & Young LLP


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